Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117613, 333-111985, 333-76570, 333-76080, 333-96047, 333-96045, 333-47422, 333-105737, and 333-105738), on Form S-4 (No. 333-139221) and on Form S-3 (Nos. 333-115148, 333-66088, 333-47532, 333-31394, and 333-32036) of Dynegy Inc. of our report dated February 27, 2007, relating to the consolidated financial statements of West Coast Power LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2007